                                 (Exhibit 21)

                                  UNIFI, INC.

                                 SUBSIDIARIES

Name                    Address                 Incorporation         Unifi Percentage of
                                                                      Voting Securities Owned
---------------------------------------------------------------------------------------------
Unifi, FSC Ltd.         Agana, Guam             Guam                    100%

Unifi Textured Yarns    Letterkenny, Ireland    Ireland                 100%
Europe, Ltd.

Unifi Dyed Yarns,       Manchester, England     United Kingdom          100%
Ltd.

Unifi International     Warwickshire, England   North Carolina          100%
Services, Inc.

Unifi International     Lyon, France            France                  100%
Services Europe

Unifi GmbH              Oberkotzau, Germany     Germany                 100%

Unifi Italia, S.r.l.    Viale Andreis, Italy    Italy                   100%

Unifi Manufacturing,    Greensboro, NC          North Carolina          100%
Inc. ("UMI")

Unifi Sales &           Greensboro, NC          North Carolina          100%
Distribution, Inc.
("USD")

Unifi Manufacturing     Greensboro, NC          North Carolina           95%
Virginia, LLC                                                             5% - UMI

Unifi Export Sales,     Greensboro, NC          North Carolina           95%
LLC                                                                       5% - UMI

Unifi-SANS              Madison, NC             North Carolina           50% - UMI
Technical Fiber, LLC                                                     50% - SANS Fibers, Inc.

Unifi Technical         Mocksville, NC          North Carolina          100%
Fabrics, LLC

Unifi Technology        Charlotte, NC           North Carolina        88.27%  USD
Group, Inc.                                                           11.73%Others

Unifi Textured          Greensboro, NC          North Carolina        85.42% - UMI
Polyester, LLC                                                        14.58% - Burlington
                                                                      Industries, Inc.

Unifi do Brasil, Ltda   San Paulo, Brazil       Brazil                100%

Spanco Industries,      Greensboro, NC          North Carolina        100% - UMI
Inc.  ("SI")

[ SI owns:     100%     Spanco International, Inc., ("SII"), a North Carolina
                        corporation]

[SII owns:      83%     Unifi Latin America, S.A., a Columbian sociedad anonime;
                        the remainder of Spanco Latin America is presently owned
                        by:
                        1% Unifi designees
                        16% Spanco - Panama, S.A.]